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                                   EXHIBIT 21

                    SUBSIDIARIES OF TYLER TECHNOLOGIES, INC.


Name                                                    Place of Incorporation

Business Resources Corporation                                   Texas
The Software Group, Inc.                                         Texas
Interactive Computer Designs, Inc.                               Texas
CMS Holdings, Inc.                                               Texas
CompactData Solutions, Inc.                                      Texas
Eagle Computer Systems, Inc.                                     Delaware
FundBalance, Inc.                                                Delaware
Gemini Systems Inc.                                              Delaware
Process Incorporated                                             Maine
NationsData.com, Inc.                                            Delaware
Cole Layer Trumble Company                                       Delaware
Appraisal Records Services, Inc.                                 Texas
Automated Records Services, Inc.                                 Texas
Government Records Services, Inc.                                Texas
Kofile, Inc.                                                     Texas
Kofile Germany, Gmbh                                             Germany
PRETS Holdings, Inc.                                             Delaware
Ram Quest Software, Inc.                                         Texas
RTS Holdings, Inc.                                               Texas
Spectrum Data, Inc.                                              Texas
Title Records Corporation                                        Texas